EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kinark Corporation on Form S-3 of our report dated January 30, 1995 (except as to the second paragraph of the Long-Term Debt footnote, for which the date is March 2, 1995) appearing in the Annual Report on Form 10-K of Kinark Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



                                        /s/ Deloitte & Touche LLP
                                        Tulsa, Oklahoma
                                        September 15, 1995